SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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AeroCentury Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AEROCENTURY CORP.
NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 7, 2015

TO OUR STOCKHOLDERS:

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of AeroCentury Corp. (the “Company”), which will be held at the Hiller Aviation Museum, 601 Skyway Road, San Carlos, California at 12:00 p.m. on May 7, 2015, for the following purposes:

1.           To elect two directors to the Board of Directors;
2.	To approve, in an advisory (non-binding) vote, the Company’s executive compensation as disclosed in the accompanying Proxy Statement;
3.	To consider and vote upon a proposal to ratify the selection of BDO USA, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015; and
4.	To act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on March 16, 2015, as the record date for determining those stockholders who will be entitled to vote at the 2015 Annual Meeting of Stockholders.  The stock transfer books will not be closed between the record date and the date of the meeting.

The Board of Directors is pleased to unanimously nominate for election as directors the nominees named in Proposal 1 in the attached proxy statement, and recommends you vote “FOR” these two nominees on the enclosed WHITE proxy card.  In selecting director nominees, the Board of Directors has focused on experienced candidates with strong credentials and relevant expertise who will work together constructively to execute the Company’s strategic plan for delivering long-term growth and stockholder value.

The Company has received notice from one of our stockholders, Lee G. Beaumont, (“Beaumont”) stating that he intends to nominate one or more candidates for election as director at the annual meeting in opposition to one or more directors on the slate nominated by the Board of Directors.  You may receive solicitation materials from Beaumont, including opposition proxy statements and a proxy card.  The Company is not responsible for the accuracy of any information provided by or relating to Beaumont or his nominee(s) contained in solicitation materials filed or disseminated by or on behalf of Beaumont or any other statements Beaumont may make.

The Board of Directors believes that Beaumont’s actions are not in the best interests of the Company or its stockholders, and URGES YOU TO DISCARD ANY PROXY CARD SENT TO YOU BY BEAUMONT, AND COMPLETE ONLY THE WHITE PROXY CARD DISTRIBUTED BY THE COMPANY.  Please note that voting to “WITHHOLD” votes on the alternate proxy card sent by Beaumont is not the equivalent of voting “FOR” the candidates listed on the Company’s WHITE proxy card, because it will revoke any prior WHITE proxy card you may have previously submitted.

If you have previously signed a proxy card sent to you on behalf of Beaumont, you have the right to change your vote by completing and returning the enclosed WHITE proxy card, which will revoke any previously submitted proxy card.  Only the latest proxy card that you submit, whether the Company’s WHITE proxy card or Beaumont’s alternate proxy card, will be counted.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.  Your vote is particularly important this year, no matter how many shares you owned on the record date.  A return envelope is enclosed for your convenience and needs no postage if mailed in the United States.
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If you plan to attend the meeting, please call the Company’s Investor Relations Department at (650) 340-1888, so that your name can be placed on the guest list at the Hiller Aviation Museum entrance.  Please read the proxy materials carefully.  Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors

/s/ Neal D. Crispin
Neal D. Crispin, Chairman
April 8, 2015
Burlingame, California

If you have any questions, require assistance with voting, or need additional copies of proxy materials, please contact:
480 Washington Blvd., 26th Floor Jersey City, NJ 07310 (800) 868-1390 (Toll Free)

PROXY STATEMENT
FOR
2015 ANNUAL MEETING OF STOCKHOLDERS
OF
AEROCENTURY CORP.
TO BE HELD ON MAY 7, 2015

This Proxy Statement and the enclosed WHITE proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board”) of AEROCENTURY CORP. (the “Company”) of proxies to be voted at the 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting” or the “Annual Meeting”), which will be held at 12:00 p.m. on May 7, 2015, at the Hiller Aviation Museum, 601 Skyway Road, San Carlos, California, or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of 2015 Annual Meeting of Stockholders. You do not need to attend the meeting to vote your shares.  Instead you may simply complete, date, sign and return the enclosed WHITE proxy card.

This Proxy Statement and the Company’s WHITE proxy card were first mailed to stockholders on or about April 8, 2015.  The Company's 2014 Annual Report was mailed to stockholders concurrently with this Proxy Statement.  The 2014 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

VOTING RIGHTS AND SOLICITATION

Record Date and Required Quorum. The close of business on March 16, 2015 was the record date for stockholders entitled to notice of, and to vote at, the 2015 Annual Meeting.  As of that date, the Company had 1,543,257 shares of Common Stock, $0.001 par value (the “Common Stock”), issued and outstanding, excluding shares held by the Company as treasury stock.  The presence at the Annual Meeting of a majority of the issued and outstanding Common Stock, or 771,629 shares, either present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.  All of the shares of the Company's Common Stock outstanding on the record date are entitled to vote at the 2015 Annual Meeting, and stockholders of record entitled to vote at the Annual Meeting will have one vote for each share of Common Stock so held with regard to each matter to be voted upon.

Voting if you are the Registered Holder of Shares.  If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Co., you are considered the “stockholder of record” with respect to these shares and the Company is sending these proxy materials directly to you.  As the stockholder of record, you have the right to grant your voting proxy directly to the Company by completing the enclosed WHITE proxy card or to vote in person at the Annual Meeting.  To grant your voting proxy, you should return the enclosed WHITE proxy card to the Company.  Even if you have voted by WHITE proxy card, you may still vote in person if you attend the meeting and your vote at the meeting will revoke any prior proxy card you submitted.

Voting if you hold shares in a Brokerage or other Nominee Account.  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held “in street name” and your broker or nominee is considered the stockholder of record with respect to those shares.  That broker or nominee has forwarded these proxy materials to you.  As the beneficial owner, you have the right to direct your broker on how to vote. To direct your broker or nominee on how to vote your shares, you must follow the procedure explained in the accompanying materials provided by your broker or nominee which generally consists of completing and returning to your broker an instruction card that was sent to you along with this Proxy Statement by your broker.  Your broker or nominee may also have provided information regarding how to give voting instructions to it with respect to voting through the Internet or by telephone.  Notwithstanding that your broker or nominee will be voting your shares on your behalf and as instructed by you, you may still attend the Annual Meeting to vote your shares directly.  If you are going to attend the meeting, and want to vote your shares directly there, you must obtain a proxy card issued in your name from that broker, bank or other nominee that is the shareholder of record of your shares.

Effect of Returning the Company’s WHITE proxy card.  Shares of the Company's Common Stock represented by WHITE proxy cards that are properly executed and returned to the Company will be voted at the 2015 Annual Meeting in accordance with the instructions of the stockholder of record filled in on the proxy card.  In the absence of contrary instructions contained on the WHITE [proxy card, however, shares represented by such proxies will be voted FOR the election of the director nominees as described herein under “Proposal 1: Election of Directors”; FOR approval, in an advisory (non-binding) vote, of the Company’s executive compensation as disclosed in this Proxy Statement as described herein under “Proposal 2:  Advisory Vote on Executive Compensation”; and FOR ratification of the selection of BDO USA, LLP as independent registered public accounting firm as described herein under “Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm.”

Competing Proxy Solicitation by Beaumont.  With respect to Proposal 1 – Election of Directors, an individual stockholder, Lee G. Beaumont (“Beaumont”), has notified the Company that he intends to nominate himself for election as director at the Annual Meeting and that he reserves the right to nominate additional persons for election as director at the Annual Meeting.  As a result, if Beaumont or any other such persons are in fact nominated for election at the Annual Meeting, the election of directors will be a contested election because there would be more nominees than available director positions. Directors will be elected on a plurality basis, meaning the two nominees who receive the greatest number of votes “For” at the Annual Meeting will be elected. THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE CANDIDATES LISTED UNDER PROPOSAL 1 ON THE WHITE PROXY CARD AND RETURN ONLY THE WHITE PROXY CARD.  THE BOARD URGES THAT YOU SHOULD NOT RETURN ANY PROXY CARD SENT TO YOU ON BEHALF OF BEAUMONT.

IF YOU HOLD SHARES IN STREET NAME, THE DIRECTORS RECOMMENDED BY THE BOARD WILL BE LISTED AS SUCH ON THE INSTRUCTION CARD PROVIDED BY YOUR BROKER IN CONNECTION WITH THE COMPANY’S PROXY SOLICITATION. THE BOARD URGES YOU TO COMPLETE AND RETURN ONLY THIS INSTRUCTION CARD. IF BEAUMONT PROCEEDS WITH HIS OWN PROXY SOLICITATION, YOU MAY RECEIVE AN ALTERNATIVE INSTRUCTION CARD FROM YOUR BROKER. THE BOARD URGES THAT YOU SHOULD NOT RETURN ANY ALTERNATIVE INSTRUCTION CARD SENT TO YOU BY YOUR BROKER ON BEHALF OF BEAUMONT.

Consideration of Other Matters at Annual Meeting.  The Company does not know of any matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement.  If other matters should properly come before the Annual Meeting, the proxy holders designated by the Company (the “Proxy Holders”) will have the power to vote shares represented on any WHITE proxy cards they receive in accordance with the Proxy Holders’ best judgment.  In addition, the Company’s WHITE proxy card confers upon the Proxy Holders the authority to adjourn or postpone the Annual Meeting in order to assure that all stockholders who wish to vote on the matters will be able to cast their votes and to act upon the matters incident to the conduct of the meeting.

Revocation of Previously Submitted Proxy.  Any stockholder of record has the right to revoke a proxy card at any time before it is voted at the Annual Meeting by: (1) delivering to the Company (to the attention of Toni Perazzo, Secretary, 1440 Chapin Avenue, Suite 310, Burlingame, California 94010) a written notice of revocation, (2) delivering a duly executed proxy or voting instructions bearing a later date before the Annual Meeting (to the attention of Toni Perazzo, Secretary, 1440 Chapin Avenue, Suite 310, Burlingame, California 94010), or (3) attending the Annual Meeting and voting in person.

Effect of Broker Non-Votes.  A “broker non-vote” occurs when a broker or other nominee lacks discretionary voting power to vote on a “non-routine” proposal and a beneficial owner fails to give the broker or nominee voting instructions on that matter. Broker non-votes are in all cases, counted for purposes of determining a quorum for the Annual Meeting.  Under the rules of the New York Stock Exchange, however, the effect of a broker non-vote depends upon whether the broker non-vote occurs with respect to  “routine” or “non-routine” matters presented at the Annual Meeting, as discussed below.

Non- Routine Matters Presented at the Annual Meeting.  The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 2) are considered “non-routine” matters.  Beneficial owners who hold their shares through a stock brokerage account will have to give voting instructions to their brokers in order for a broker to vote on these non-routine matters in order for a vote to be recorded with respect to those shares. Your broker has enclosed or otherwise provided to you a voting instruction card for you to use in directing the broker how to vote your shares.  Your broker may also have provided information regarding how to give voting instructions through the Internet or by telephone.  If you are a beneficial owner, failure to provide instructions to your broker in the manner as directed by your broker, will result in your shares not being voted in connection with these non-routine matters.

Routine Matters Presented at the Annual Meeting.  The ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015 is normally considered a “routine” matter, and a broker has the discretionary voting power to vote on this matter without any instructions from the beneficial owner. However, since Mr. Beaumont has proceeded with his competing proxy solicitation, the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal year 2015 will become a non-routine matter.

Stockholder Vote Required to Approve Proposal 1.  The election of a director by stockholders shall be determined by a plurality of the votes cast by the stockholders of record entitled to vote at the election present in person or represented by proxy, and the nominees receiving the greatest number of affirmative votes of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting will be elected, provided a quorum is present.  Abstentions and broker non-votes will not be counted toward a nominee’s total.  Because brokers or other nominees who hold shares “in street name” do not have discretionary voting authority over such shares in an election of directors, shares held “in street name” will not be voted in this election for a director unless the holder specifically instructs the holder’s brokers or other nominees on how to vote.

Stockholder Vote Required to Approve Proposal 2. The proposal on approval of executive compensation will be approved in a non-binding advisory vote if the votes cast in favor exceed the votes cast against approval.  Abstentions and broker non-votes will not be counted as either a vote “For” or “Against” Proposal 2.  Because brokers or other nominees who hold shares “in street name” do not have discretionary voting authority over such shares in such non-routine matters, shares held “in street name” will not be voted on this advisory vote on executive compensation unless the holders specifically instruct their brokers or other nominees on how to vote.

Stockholder Vote Required to Approve Proposal 3.  Ratification of the Company’s selection of independent registered public accounting firm will require the affirmative vote of a majority of the shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting, provided a quorum is present.  As a result, abstentions and broker non-votes will have the same effect as votes against the proposal.  Due to the competing solicitation by Mr. Beaumont, the vote on this proposal is considered non-routine.  As a result, because brokers or other nominees who hold shares “in street name” do not have discretionary voting authority over such shares in such non-routine matters, shares held “in street name” would not be voted on this proposal unless the holders specifically instruct their brokers or other nominees on how to vote.

Proxy Solicitation.  The Company is making this solicitation of proxies and will bear all related costs. The Company estimates that the total expenditures relating to its current proxy solicitation (other than salaries and wages of officers and employees) will be approximately $25,000, of which approximately $15,000 has been incurred as of the date of this Proxy Statement.  The Company will conduct the solicitation by mail, personally, telephonically, through the Internet or by facsimile through its officers, directors and employees identified on Appendix A, none of whom will receive additional compensation for assisting with the solicitation. The Company may also solicit stockholders through press releases issued by the Company, advertisements in periodicals and postings on the Company’s website. The Company has also retained Georgeson, Inc. (“Georgeson”) to assist in the solicitation of proxies for a fixed fee of $20,000, plus out-of-pocket expenses.  In addition, the Company has agreed to indemnify Georgeson against certain liabilities and expenses arising out of or in connection with the engagement.  Georgeson has advised the Company that approximately 50 of its employees will be involved in the proxy solicitation by Georgeson on behalf of the Company.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of the Proxy Statement and annual report may have been sent to multiple stockholders sharing the same household.  The Company will promptly deliver a separate copy of either document to any stockholder requesting such copies who contacts the Company’s Investor Relations Department at (650) 340-1888 or by mail to 1440 Chapin Avenue, Suite 310, Burlingame, California 94010.  If a stockholder is receiving multiple copies of the Proxy Statement and annual report at the stockholder’s household and would like to receive only a single copy of the Proxy Statement and annual report for a stockholder’s household in the future, the stockholder should contact the stockholder’s broker, other nominee record holder, or the Company’s Investor Relations Department to request mailing of a single copy of the Proxy Statement and annual report.

BACKGROUND OF THE SOLICITATION FOR DIRECTOR ELECTION TO OCCUR AT THE 2015 ANNUAL MEETING

By letter to the Company dated February 6, 2015, a stockholder of the Company, Lee G. Beaumont (“Beaumont”) notified the Company that he intended to nominate himself for election as a director of the Company at the 2015 Annual Meeting, and that he intended to solicit proxies to approve his election as a director at the 2015 Annual Meeting or any other meeting at which directors are to be elected.

Beaumont first had contact with the Company when Beaumont, acting through his one-person consulting company, Beau-Tech Consulting, Inc. approached the Company to act as a finder for the Company  in connection with an acquisition of two regional jet engines in 2009 and as a remarketing agent for the Company for the engines at their lease expiration. The Company entered into an agreement with Beaumont for these transactions.  Beaumont also acted as a finder for the Company in an engine purchase and lease transaction involving a third regional jet engine in late 2009, and when the intended lessee for the engine reneged on its commitment to lease prior to delivery, Beaumont acted as remarketing agent for the Company for that engine, pursuant to the agreement previously entered into between the Company and Beaumont.

The Company’s agreement with Beaumont was entered into in 2009, was limited to the three regional jet engines purchased by the Company in those transactions, and had a three-year term.   Although Beaumont had represented that, based on his knowledge of the regional jet engine market, there would be high demand for these engines, the actual demand and resulting on-lease utilization of these engines was disappointing and well short of the results expected based on those representations.  During the term of the agreement, the Company was dissatisfied with Beaumont’s performance in finding new qualified lessees for the engines.  Furthermore, the Company became aware that in 2011, Beaumont had formed Beautech Power Systems LLC to acquire and lease engines, which the Company viewed as a conflict of interest with Beaumont’s role as a remarketing agent for the Company and a potential reason for Beaumont’s poor remarketing performance.  Therefore, once the agreement expired in 2012, the Company did not renew it.

Aside from the Company’s dealings with Beaumont’s in connection with the aforementioned engine transactions, at various times beginning in 2009 and through 2013, Beaumont contacted the Company to present, as a finder, various asset purchase opportunities that he recommended.  He presented a number of aircraft engines for sale to the Company between 2009 and 2012.  Each proposal was analyzed and considered by the Company, but was ultimately rejected by the Company due to unworkable economics and/or lessee creditworthiness issues that made the proposed asset purchases unacceptable to the Company and/or its credit facility lenders.

Beaumont also contacted the Company as a finder of opportunities outside the aircraft engine segment, including the proposed purchase from Beaumont of two helicopters in October 2009 that he had previously committed to purchase for his own account from a third party, and, in January 2013 the proposed purchase of an electric power plant turbine in the United Kingdom.   Even though these opportunities were entirely outside the scope of the core business of the Company, the Company analyzed and considered each of the opportunities, and found each proposed transaction unacceptable. In the case of the proposed power turbine transaction, the Company discovered that the contract that provided for the lessee to make payments under the lease was cancellable upon short notice, rendering the economics of the transaction unreliable.  In the case of the proposed helicopter transaction, the creditworthiness of the proposed lessee was not as represented by Beaumont.

Since engaging in the engine transactions with Beaumont in 2009, the Company has had the opportunity to evaluate the actual performance of the engines held for lease in its asset portfolio.  Through the Company’s experience with these engines, the Company has concluded that the business model for engine leasing is entirely different from that for the Company’s core business of aircraft leasing.  The Company has also become aware of the increasing competition faced by independent engine lessors coming from the vertically integrated aircraft engine manufacturers, such as General Electric, that not only sell but also repair engines and are able to provide low-cost spare engines to their repair customers, which lowers yields and demand for engines owned by independent engine lessors.  Because an engine lessee’s needs are usually short-term (to replace engines that need repair), the engine leasing industry is characterized by short-term leases, which results in high overall transaction costs, unpredictable off-lease periods, and extensive human resource allocation to remarketing. This is inconsistent with the Company’s core aircraft operating lease business, characterized by longer three to seven year lease terms, often with multiple renewals by existing lessees.

As a result, the Company has determined that expanding its engine leasing business, which in fiscal year 2014 accounted for only 3% of its lease revenue, through further engine acquisitions is not compatible with the Company’s long-term business strategy.

In June 2013, Beaumont approached the Company’s CEO and suggested negotiations for an unspecified joint venture relating to aircraft engines between Beaumont and the Company aimed at using the Company’s credit facility resources to enable the joint venture to acquire aircraft engines.  The vague proposal was considered by management and by the Board of Directors. The Company rejected the joint venture overtures made by Beaumont, based on the impermissibility of such a transaction under the covenants contained in the Company’s credit facility, the Company’s past negative experience with Beaumont with respect to the engine transactions and the other flawed proposals that he had previously presented to the Company, and, most importantly, because of the Company’s desire not to divert any further focus from the Company’s core business of aircraft leasing.

On December 5, 2014, the Company and its Board received an unsolicited proposal from Beaumont for the acquisition of the Company by Beau Tech Power Systems, LLC, a privately held company, which the Company believes is controlled by Beaumont, in a merger transaction for a price of $12.50 per share. The letter did not make clear that Beaumont had the required financing for the proposed transaction in place; it promised only that he “anticipates no difficulties in financing the acquisition and therefore the definitive merger documentation is not likely to have a financing condition.”  In a Schedule 13D filed by Beaumont on the same day with the Securities and Exchange Commission, Beaumont stated he had begun exploring strategic alternatives that may be available to the Company and had decided to make a proposal to the Company following “general discussions” with Mr. Crispin.  The Schedule 13D, however, revealed that in the sixty days prior to its filing, Beaumont had actually reduced his holdings in the Company, having sold shares as recently as November 2014.

On December 16, 2014, the Board met to review and consider the proposal.  The Board considered, among other things, the proposed terms and conditions outlined in the proposal and the Company’s long-term corporate strategy objectives and business plan.  The Board of Directors unanimously determined that the terms of the proposal were not acceptable to the Company and that continuing to implement the Company’s long-term corporate strategy objectives and business plan was the best way to increase stockholder value going forward.  The Board notified Beaumont of its decision in a letter dated December 17, 2014.

On January 9, 2015, Beaumont sent a further letter to the Board in which, among other things, he urged the Board to engage seriously with him to explore his proposal and to negotiate a transaction.  In the letter, he indicated that he would be willing to discuss a possible increase in his offer, but did not suggest a specific price.  His letter stated that if he did not receive a positive response by January 14, 2015, he would pursue other actions, including seeking Board representation.

On January 16, 2015, the Board of Directors held a special meeting by teleconference.  At the meeting, the Board reviewed the January 9 letter from Beaumont and unanimously determined that its contents did not alter their previous decision regarding the Beaumont proposal and did not warrant a further response from the Company.

On February 6, 2015, Beaumont sent a letter to the Company withdrawing his offer to discuss a potential acquisition of the Company.  In the letter, he notified the Company that he intended to nominate himself for election as a director of the Company at the 2015 Annual Meeting, and that he intended to prepare, file with the Securities Exchange Commission and mail definitive proxy materials and solicit proxies from of at least the percentage of the Company’s voting shares required to approve his election as a director at the 2015 Annual Meeting or any other meeting at which directors are to be elected.  The letter indicated that Beaumont reserved the right to nominate additional persons to be elected to director positions in the event that there is more than one director position open for election at the 2015 Annual Meeting.

Consequently, you may have received already, or may be receiving shortly, a proxy solicitation package from Beaumont, asking you to complete a proxy card provided by Beaumont, which proxy card would grant Beaumont the power to vote your shares in the election the Board of Directors for a slate of one or more directors chosen at Beaumont’s discretion, instead of for those candidates recommended by the Board for election described in this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS YOU NOT RETURN ANY PROXY CARD SENT TO YOU ON BEHALF OF BEAUMONT.

YOU MUST COMPLETE AND RETURN THE COMPANY’S WHITE PROXY CARD TO VOTE FOR THE NOMINEES RECOMMENDED BY THE BOARD OF DIRECTORS.

IF YOU HAVE ALREADY COMPLETED AND RETURNED A PROXY CARD SOLICITED BY BEAUMONT, THE BOARD URGES YOU TO REVOKE THE PROXY GRANTED TO BEAUMONT BY COMPLETING AND RETURNING THE ENCLOSED “WHITE” PROXY CARD.

IF YOU HOLD SHARES IN STREET NAME AND HAVE PREVIOUSLY COMPLETED AN INSTRUCTION CARD TO YOUR BROKER REGARDING THE ELECTION OF DIRECTORS, BUT WANT TO REVOKE THAT INSTRUCTION AND INSTRUCT YOUR BROKER TO VOTE FOR THE CANDIDATES NOMINATED BY THE COMPANY, PLEASE CONTACT YOUR BROKER FOR ASSISTANCE.

PROPOSAL 1:
ELECTION OF DIRECTORS

Two of the Company’s six directors will be elected at the 2015 Annual Meeting.  The Board of Directors has nominated the nominees set forth below.  The Proxy Holders intend to vote all shares represented on WHITE proxy cards received by them in the accompanying form FOR the nominees for director listed below, unless instructions to the contrary are marked on the proxy.  In the event that a nominee is unable or declines to serve as a director at the time of the 2015 Annual Meeting, the proxies received on the enclosed WHITE proxy card will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy.  In the event that additional persons are nominated for election as director, the Proxy Holders intend to vote all proxies received by them for the nominees listed below.  As of the date of this Proxy Statement, the Board of Directors is not aware that any nominee is unable or will decline to serve as a director.  The term of office of a person elected as a director at the Annual Meeting will continue until the 2018 Annual Meeting of Stockholders or until the director's resignation, or removal or successor has been elected.

Nominees To Board Of Directors

Mr. Thomas W. Orr, age 80.  Mr. Orr has served on the Company’s Board of Directors since 1997, and was also, during that time, Chair of the Audit Committee of the Board of Directors.  Mr. Orr is currently a self-employed consultant on accounting matters.  Since 2003, Mr. Orr has served as a Director of Internet Patents Corp, (formerly known as “InsWeb”), a publicly traded online insurance marketplace.  From 1992 until 2002, Mr. Orr was a partner at the accounting firm of Bregante + Company LLP.  Prior to that, beginning in 1986, Mr. Orr was Vice President, Finance, at Scripps League Newspapers, Inc.  Beginning in 1958, Mr. Orr was in the audit department of Arthur Young & Co., Certified Public Accountants, where he retired as a partner in 1986.  Mr. Orr received his Bachelor’s Degree in Business Administration, with distinction (Accounting major), from the University of Minnesota.  Mr. Orr is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, and a former member of the California State Board of Accountancy.

The Board of Directors has concluded that Mr. Orr should serve as a director of the Company because of his knowledge of the Company’s business and history, his status as an “audit committee financial expert,” and his experience with and understanding of corporate governance principles.

Mr. David P. Wilson, age 60.  Mr. Wilson has been a member of the Company’s Board of Directors and the Audit Committee since February 2015.  Mr. Wilson retired in 2014 from General Electric Capital Aviation Services (“GECAS”), where he was most recently a Senior Vice President, concentrating on asset sales and aircraft securitizations to a worldwide investor base.  Prior to his 21-year tenure at GECAS, Mr. Wilson held positions as a product specialist and in aircraft finance marketing at Citicorp's Equipment Finance and Leasing Division.  Prior to joining Citicorp in 1985, Mr. Wilson held various financial positions at De Lange Landen (formerly Master Lease Corp.) and Air Products. Mr. Wilson started his career with the public accounting firm of Ernst & Young in 1977.  Mr. Wilson received a Bachelor's Degree in Accounting and Finance from Boston College in 1977 and a MS/MBA in Finance from Drexel University in Philadelphia in 1983.

The Board of Directors has concluded that Mr. Wilson should serve as a director of the Company because of his knowledge of the aircraft leasing and finance industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE TWO NOMINEES LISTED ABOVE.

Competing Proxy Solicitation by Beaumont

As discussed above in the section of this proxy entitled “Background of the Solicitation for the Director Election to Occur at the 2015 Annual Meeting,” Lee G. Beaumont (“Beaumont”) has notified the Company that he intends to nominate himself for election as a director of the Company at the 2015 Annual Meeting.  Beaumont also notified the Company that he reserves the right to nominate additional persons to be elected to director positions in the event that there is more than one director position open for election at the 2015 Annual Meeting.

Consequently, you may have received already, or may be receiving shortly, a proxy solicitation package from Beaumont, asking you to complete a proxy card provided by Beaumont, which proxy card would grant Beaumont the power to vote your shares in the election the Board of Directors for a slate of one or more directors chosen at Beaumont’s discretion, instead of for those candidates recommended by the Board for election described above.

THE BOARD OF DIRECTORS RECOMMENDS YOU NOT RETURN ANY PROXY CARD SENT TO YOU ON BEHALF OF BEAUMONT.

YOU MUST COMPLETE AND RETURN THE COMPANY’S WHITE PROXY CARD TO VOTE FOR THE NOMINEES RECOMMENDED BY THE BOARD OF DIRECTORS.

IF YOU HAVE ALREADY COMPLETED AND RETURNED A PROXY CARD SOLICITED BY BEAUMONT, THE BOARD URGES YOU TO REVOKE THE PROXY GRANTED TO BEAUMONT BY COMPLETING AND RETURNING THE ENCLOSED “WHITE” PROXY CARD.

IF YOU HOLD SHARES IN STREET NAME AND HAVE PREVIOUSLY COMPLETED AN INSTRUCTION CARD TO YOUR BROKER REGARDING THE ELECTION OF DIRECTORS, BUT WANT TO REVOKE THAT INSTRUCTION AND INSTRUCT YOUR BROKER TO VOTE FOR THE CANDIDATES NOMINATED BY THE COMPANY, PLEASE CONTACT YOUR BROKER FOR ASSISTANCE.

PROPOSAL 2:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company is requesting your advisory approval of the compensation of the Company’s named executive officers as disclosed in the compensation table and the narrative discussion set forth in this Proxy Statement.  This non-binding advisory vote is commonly referred to as a “say on pay” vote and is required to be conducted pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.  Because the Company receives management services from JetFleet Management Corp. (“JMC”), the Company has no employees and does not pay any compensation to its named executive officers.  Instead, the named executive officers of the Company are compensated in their capacities as employees of JMC.  You are encouraged to carefully review the information concerning compensation paid by JMC to the Company’s named executive officers beneath the caption “Executive Compensation” in the section of this Proxy Statement entitled “Information Regarding the Company’s Directors and Officers.”

The Company asks you to indicate your support for the compensation of the Company’s named executive officers as described in this Proxy Statement.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the practices described in this Proxy Statement.  Accordingly, the Company requests that you vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, is hereby approved.”

While the results of this advisory vote are not binding, the Board of Directors will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.

The Company currently anticipates that it will conduct a “say on pay” advisory vote every year and anticipates that the next “say-on-pay” vote will occur at the 2016 annual meeting.  The Company also currently intends to ask stockholders every six years whether the “say on pay” vote should occur every one, two or three years.  The Company currently anticipates that the next advisory vote as to frequency of “say on pay” advisory votes will occur at the 2019 annual meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO USA, LLP served as independent registered public accounting firm for the Company for the fiscal year ended December 31, 2014.  The Board of Directors desires the firm to continue in this capacity for the current fiscal year.  Accordingly, a proposal will be presented at the Annual Meeting to ratify the selection of BDO USA, LLP by the Board of Directors as independent registered public accounting firm to audit the accounts and records of the Company for the fiscal year ending December 31, 2015, and to perform other appropriate services.  In the event that stockholders fail to ratify the selection of BDO USA, LLP, the Board of Directors will reconsider such selection.

A representative of BDO USA, LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

INFORMATION REGARDING AUDITORS

Audit.  The aggregate fees accrued by the Company as payable to BDO USA, LLP (the “Auditor”) for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2014, and for the review of the financial statements included in the Company's Forms 10-Q during the 2014 fiscal year was $304,000.  During the fiscal year ended December 31, 2014, the Company did not accrue any fees payable to the Auditor for audit-related services or Sarbanes-Oxley internal controls compliance review.

The aggregate fees accrued by the Company as payable to the Auditor for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2013, and for the reviews of the financial statements included in the Company's Forms 10-Q during the 2013 fiscal year were $251,000.  During the fiscal year ended December 31, 2013, the Company accrued no fees payable to the Auditor for audit-related services or Sarbanes-Oxley internal controls compliance review.

Audit-Related Fees.  The Company made no payments to the Auditor for audit-related services in the fiscal years ended December 31, 2013 and 2014.

Tax Fees.  The Company made no payments to the Auditor for tax-related services, including tax planning and preparation of returns, in the fiscal years ended December 31, 2013 and 2014.

All Other Fees.  No other fees were paid to the Auditor in the fiscal years ended December 31, 2013 and 2014.

Audit Committee Approval.  The retainer agreements between the Company and the Auditor containing the terms and conditions and estimated fees to be paid to the Auditor for audit and tax return preparation services were pre-approved by the Audit Committee at the beginning of their respective engagements. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Auditor.  These services may include audit services, audit-related services, tax services and other services.  Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.  The Audit Committee has delegated pre-approval authority to its Chair when expedition of services is necessary.  One hundred percent of the audit-related fees and tax fees paid to the Auditor in the fiscal years ended December 31, 2013 and 2014 were pre-approved by the Audit Committee.  The Auditor and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the Auditor in accordance with this pre-approval, and the fees for the services performed to date.  None of the services rendered by the Auditor were rendered pursuant to the de minimis exception established by the Securities and Exchange Commission.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any such filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board of Directors for general oversight of the Company's financial accounting and reporting process, internal controls, audit process and process for monitoring compliance with laws and regulations.  The Audit Committee is responsible for the appointment, compensation and oversight of the work of the Auditor.  The members of the Audit Committee are independent (as defined in Section 803A of the NYSE MKT Company Guide).  The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process.  The Company's Auditor, BDO USA, LLP, is responsible for expressing an opinion on the fairness and conformity of the Company's audited financial statements to generally accepted accounting principles.  In this context, the Audit Committee hereby reports as follows:

1.           The Audit Committee reviewed and discussed the audited financial statements with the Company's management.

2.           The Audit Committee discussed with the Auditor the matters required to be discussed by Auditing Standard No. 16 - Communications with Audit Committees (“AS 16”).

3.           The Audit Committee reviewed and discussed with BDO USA, LLP its judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed pursuant to AS 16.

4.           The Audit Committee reviewed and discussed with BDO USA, LLP its independence from the Company and its management.  As part of that review, BDO USA, LLP provided the Audit Committee the written disclosures and letter required by Public Company Accounting Oversight Board Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.

5.           Based on the review and discussion referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors of the Company, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission.

The Audit Committee held seven meetings during the fiscal year ended December 31, 2014.

Submitted by the Audit Committee of the Board of Directors:

Thomas W. Orr, Chair
Roy E. Hahn
Evan M. Wallach
David P. Wilson

INFORMATION REGARDING THE COMPANY’S
DIRECTORS AND OFFICERS

Current Board Of Directors

When considering whether directors and nominees have the experience, qualifications, attributes, skills, diversity of experience and background, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in each of the directors’ individual biographies set forth below.

The following directors have a term expiring at the Company’s 2015 Annual Meeting:  Thomas W. Orr and David P. Wilson.  Each has been nominated for re-election to the Board of Directors.  For biographical information on Messrs. Orr and Wilson, see “PROPOSAL 1: ELECTION OF DIRECTORS - Nominees To Board Of Directors,” above.

The following directors have a term expiring at the Company’s 2016 Annual Meeting of Stockholders:

Mr. Neal D. Crispin, age 69.  Mr. Crispin is Chairman of the Board and President of the Company.  He is a member of the Executive Committee of the Board and has served on the Board since the Company’s inception in 1997.  He has also served as President and Chairman of the Board of JetFleet Management Corp. (“JMC”), the management company for AeroCentury Corp. since the Company’s founding in 1997.  Since 1983, he has been President and Chairman of CMA Consolidated, Inc. (“CMA”), an investment management firm that is no longer active.  Since 2005, he has served as the President of Structured Funding, Inc., and an investment management firm.  Since 2007, he has served as the President of Passport Holding Corp., an investment services firm.  Since 2007, he has served as a Director of NuCapital Curaçao B.V., a private energy development company. Prior to forming CMA in 1983, Mr. Crispin spent two years as Vice President-Finance of an oil and gas company.  Previously, Mr. Crispin was a manager with Arthur Young & Co., Certified Public Accountants.  Prior to joining Arthur Young & Co., Mr. Crispin served as a management consultant, specializing in financial consulting.  Mr. Crispin is the husband of Toni M. Perazzo, a director and officer of JMC and the Company.  He received a Bachelor’s Degree in Economics from the University of California at Santa Barbara and a Master’s Degree in Business Administration (specializing in Finance) from the University of California at Berkeley.  Mr. Crispin, a certified public accountant, is a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

The Board of Directors has concluded that Mr. Crispin should serve as a director of the Company because of his knowledge of the Company’s business operations and history, his many years of experience with JMC, and his experience in finance and leasing.

           Mr. Evan M. Wallach, age 60.  Mr. Wallach is President and Chief Executive Officer of Global Airfinance Services, Inc., an aviation consulting business he founded in 1998 and returned to in June 2012.  Mr. Wallach is a member of the Audit Committee and has served on the Board since 1997.  From December 2009 until June 2012, Mr. Wallach was Managing Director, Aviation/Transportation Markets at Jefferies & Company, Inc.  From 2005 to 2009, Mr. Wallach was a Managing Director, Airline/Aircraft Securities Sales at Guggenheim Capital Markets, LLC, a securities broker/dealer.  From 2001 to 2005, he served as Managing Director, Fixed Income Institutional Sales, at Piper Jaffray LLC, and from 1998 to 2001 he served as Vice President, Finance of C-S Aviation Inc., an aviation consulting firm.  Mr. Wallach has specialized in aircraft and airline financing for over thirty years, having held senior level positions with The CIT Group, Bankers Trust Company, Kendall Capital Partners, Drexel Burnham Lambert, and American Express Aircraft Leasing.  Mr. Wallach received a Bachelor’s Degree in Political Science from State University of New York at Stony Brook and a Master’s Degree in Business Administration from the University of Michigan.

The Board of Directors has concluded that Mr. Wallach should serve as a director of the Company because of his knowledge of the Company’s business and history and his expertise in aircraft finance.

The following directors have a term expiring at the Company’s 2017 Annual Meeting of Stockholders:

Mr. Roy E. Hahn, age 62.  Mr. Hahn is a member of the Audit Committee of the Board of Directors and has served on the Board since 2007.  Mr. Hahn is currently Managing Director of Marbridge Group, LLC, an alternative investment management firm he founded in 2004.  Prior to his founding of Marbridge Group, LLC, he was Managing Director of Chenery Associates, an investment management firm.  Mr. Hahn was a Director at Coopers & Lybrand from 1987 to 1988, and a tax partner with that firm from 1989 to 2003.  Prior to Coopers & Lybrand, he was a partner at Arthur Young & Co.  His educational background includes a Bachelor's Degree in Accounting from San Francisco State University.  Mr. Hahn is a certified public accountant and a member of the American Institute of Certified Public Accountants and the California Society of Certified Public Accountants.

The Board of Directors has concluded that Mr. Hahn should serve as a director of the Company because of his knowledge of the Company’s business and history, his status as an “audit committee financial expert,” and his overall expertise in accounting and finance principles and international finance transactions.

Ms. Toni M. Perazzo, age 67.  Ms. Perazzo is a member of the Executive Committee of the Board of Directors and has served on the Board since the Company’s inception in 1997.  She is the Company’s Chief Financial Officer, Treasurer, Senior Vice President-Finance and Secretary and has held these same positions with JetFleet Management Corp. (“JMC”), the management company for AeroCentury Corp., since 1994, and CMA Consolidated, Inc. (“CMA”), an investment management firm that is no longer active, since 1990.  Since 2005, she has also been Senior Vice President-Finance at Structured Funding, Inc., an investment management firm.  Prior to joining CMA in 1990, she was Assistant Vice President for a savings and loan, controller of an oil and gas syndicator and a senior auditor with Arthur Young & Co., Certified Public Accountants.  Ms. Perazzo is the wife of Neal D. Crispin, a director and officer of JMC and the Company.  She received her Bachelor’s Degree from the University of California at Berkeley, and her Master’s Degree in Business Administration from the University of Southern California.  Ms. Perazzo is a certified public accountant and member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

The Board of Directors has concluded that Ms. Perazzo should serve as a director of the Company because of her knowledge of the Company’s business and history, capitalization structure and finances, and her accounting and audit experience, as well as her many years of experience with JMC.

Board Meetings and Committees

The Board of Directors of the Company held a total of five meetings during the fiscal year ended December 31, 2014.  During the last year, no incumbent director attended fewer than 75% of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director.

The Company has an Audit Committee and an Executive Committee of the Board of Directors.  The Audit Committee operates under a charter approved by the Board of Directors.  The Audit Committee meets with the Company's financial management and its independent registered public accounting firm to review internal financial information, audit plans and results, and financial reporting procedures.  This committee currently consists of Thomas W. Orr, Chair, Roy E. Hahn, Evan M. Wallach, and David P. Wilson.  The Board has determined that Messrs. Orr, Hahn, Wallach, and Wilson are independent within the meaning of “independence” as set forth in the NYSE MKT Company Guide.

The Board of Directors has determined that at least two members of the Audit Committee, Messrs. Orr and Hahn, are “audit committee financial experts” within the meaning of Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended.  Each of Messrs. Orr and Hahn is also an “independent director” within the meaning of Section 803A of the NYSE MKT Company Guide.  Mr. Orr is a self-employed accounting consultant and former partner of the accounting firms Bregante + Company LLP and Arthur Young & Co., Certified Public Accountants.  Mr. Hahn is a founder of Marbridge Group, LLC, an alternative investment management firm, and prior to that was a tax partner in the accounting firms of Coopers & Lybrand and Arthur Young & Co.  In the course of their respective careers, each of Messrs. Orr and Hahn acquired (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, (iv) an understanding of internal control over financial reporting, and (v) an understanding of audit committee functions.

The Audit Committee held seven meetings during the fiscal year ended December 31, 2014.

The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the Board of Directors except for those which require action by all of the directors or the independent directors under the Certificate of Incorporation or the Bylaws of the Company, or under applicable law.  The Executive Committee currently consists of two directors, Neal D. Crispin, Chair, and Toni M. Perazzo.

The Company does not have a formal Nominating Committee.  The independent directors separately consider and make recommendations to the full Board of Directors regarding any candidate being considered to serve on the Board of Directors.  The full Board of Directors reviews potential candidates for the Board of Directors.  While the Board of Directors does not have a specific policy for considering nominees recommended by stockholders, this does not mean that a recommendation would not be considered if received from a stockholder.  The Board has not yet considered a procedure for considering nominees recommended by stockholders in addition to the procedures already set forth in the Bylaws of the Company.  It believes that the current informal consideration process has been adequate in light of the historical absence of stockholder proposals.  In any event, there would be no difference between the manner in which the Board of Directors would evaluate a nominee for director whether recommended by a stockholder or recommended by a member of the Board of Directors or one of the Company’s executive officers.  The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees.  Additionally, other than attempting to constitute the Board of Directors with directors who have skills and experience that are relevant and helpful to the Company's industry and operations and who have the desire and capacity to actively serve, the Board of Directors does not have a policy of considering diversity in identifying director nominees.

In reviewing potential candidates for the Board, the Board of Directors considers the individual's experience in the Company's industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement director, the personality of the candidate, and the candidate's interest in the business of the Company, as well as numerous other subjective criteria.  Of greatest importance is the individual's integrity, willingness to actively participate and ability to bring to the Company his or her experience and knowledge in areas that are most beneficial to the Company.  The Board intends to continue to evaluate candidates for election to the Board on the basis of the foregoing criteria.

Since the Company receives management services from JMC, the Company has no employees and does not pay any compensation to its officers.  As a result, the Company has no compensation committee.

Board Leadership Structure

The Board believes that the Company’s President is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities for the Company, leading the Board in discussions regarding the Company’s business and industry, and focusing the Board on execution of strategy.  Independent directors and management have different perspectives and roles in strategy development.  The Company’s independent directors bring experience, oversight and expertise from outside the Company and its industry, while the President brings Company-specific and industry-specific experience and expertise.  The Board believes that the combined role of Chairman and President promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance.

Board of Directors’ Role in Risk Oversight

The Company is exposed to a number of operational and financial risks.  The Board plays an active role in overseeing management of such risks.  The Company’s President (who is himself a member of the Board) is directly responsible for a number of operational risks, such as the risks inherent in acquiring and owning used aircraft or engines, the risks associated with leasing such aircraft or engines to air carriers, and the risks inherent in disposing of such aircraft or engines.  The Board regularly receives reports from the President on these risks and works closely with the Company’s management on strategies to manage these risks and to develop contingency plans.  The Company’s Chief Financial Officer (who is herself a member of the Board) is directly responsible for a number of financial risks, such as the risks associated with the Company’s credit and liquidity.  The Board regularly receives reports from the Chief Financial Officer on these risks and works closely with the Company’s management on strategies to manage these risks and to develop contingency plans.  The Board also meets and confers regularly with the Company’s management to identify other risks faced by the Company.  The Company believes that the inclusion of these members of senior management of the Company on the Board provides the Board with visibility into and access to the details underlying the risks the Company faces, and thereby enhances the quality of the Board’s risk oversight.  Also, the Audit Committee oversees management of certain specific financial risks, such as variable interest rate risk.

Communication between Stockholders and Directors

The Company’s Board of Directors currently does not have a formal process for stockholders to send communications to the Board of Directors and does not believe such procedures are necessary at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board.

Director Attendance at the Annual Meeting

It is the policy of the Company and Board of Directors that directors attend the Annual Meeting and be available for questions from the stockholders.  All the then-sitting directors were in attendance at the 2014 Annual Meeting.  It is anticipated that the directors nominated for election at the 2015 Annual Meeting will also be in attendance at that meeting.

Board Independence

If the nominees to the Board of Directors are elected, a majority of the Board of Directors of the Company, consisting of Messrs. Orr, Hahn, Wallach and Wilson, will be “independent directors,” as defined in accordance with Section 803A of the NYSE MKT Company Guide.

Involvement in Legal Proceedings

No director or associate of a director is involved in a material proceeding as a party adverse to the Company or with a material interest adverse to the Company.

Director Compensation

Non-employee board members receive an annual fee of $25,000, paid in quarterly installments and are also reimbursed for all reasonable out-of-pocket costs incurred in connection with their attendance at such meetings of the Board of Directors.  Non-employee members also receive $1,000 annually for each committee membership, and the audit committee chair receives an additional $3,000.  Board members who are officers of the Company do not receive any compensation for Board or committee membership.  No member of the Company’s Board of Directors receives equity compensation in relation to his/her service as a member of the Company’s Board of Directors.

:

The table below provides the compensation of the Company’s directors for the fiscal year ended December 31, 2014:

FISCAL YEAR 2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)	Total ($)
Roy E. Hahn	26,000	26,000
Thomas W. Orr	29,000	29,000
Evan M. Wallach	26,000	26,000
David Wilson (2)	0	0

(1)
Neal Crispin and Toni Perazzo were officers of the Company and JMC during 2014 and therefore did not receive compensation for their respective service as members of the Company’s Board of Directors or committee thereof, in accordance with the Company’s director compensation policy.  Mr. Orr earned $25,000 as a non-employee member of the Board, an additional $1,000 for his membership on the Audit Committee and an additional $3,000 for chairing the Audit Committee.  Each of Messrs. Wallach and Hahn earned $25,000 as a non-employee member of the Board and an additional $1,000 for each of their respective memberships on the Audit Committee.

(2)	Mr. Wilson joined the Board on February 6, 2015.

Officers and Key Employees

For biographies of Neal D. Crispin, President & Chairman of the Board, and Toni M. Perazzo, Chief Financial Officer, Treasurer, Senior Vice President - Finance, & Secretary, see “Current Board of Directors.”  Listed below are the other officers of the Company who are also key officers and employees of JMC, and are responsible for the management of various aspects of the Company’s business:

Mr. Brian J. Ginna, Vice President, Corporate Development, age 46. Mr. Ginna is responsible for all corporate communications, investor relations and public relations of the Company and JMC.  Mr. Ginna joined the Company and JMC in 2001, and has served as Controller for CMA, which he joined in 1991.  Mr. Ginna received a Bachelor’s Degree in Finance from Babson College.

Mr. Byron Hurey, Vice President, Aircraft Acquisitions, age 67.  Mr. Hurey is responsible for identifying, recommending and completing aircraft acquisition and lease opportunities.  Mr. Hurey joined the Company and JMC in February 2007.  From 2001 to 2007, Mr. Hurey was a self-employed consultant specializing in equipment leasing.  Mr. Hurey is a former U.S. Navy aviator and has held significant marketing and sales positions in the aerospace and financial community over the past thirty years.  Among his past responsibilities were positions at Gates Learjet, PLM International, ATEL Financial Corporation and Sansome Street Holdings.  Mr. Hurey is a graduate of Cornell University with a degree in Business Administration.

Mr. Harold M. Lyons, Vice President, Finance, age 56.  Mr. Lyons is responsible for overseeing tax accounting and tax analysis as well as Sarbanes-Oxley internal controls compliance review.  Mr. Lyons joined the Company and JMC in October 2003.  Since 2005, Mr. Lyons has also served as the Senior Vice President of Structured Funding, Inc.  Since 1992, Mr. Lyons has also served as the Senior Vice President of CMA.  Prior to joining CMA in 1992, Mr. Lyons was a Manager in the Tax Department of Coopers & Lybrand, Certified Public Accountants and, before that, Mr. Lyons was a Manager in the Tax Department of Arthur Young & Co., Certified Public Accountants.  He received a Bachelors Degree in Business Administration (specializing in Accounting and Applied Economics) and a Masters Degree in Business Administration (specializing in finance and management science) from the University of California, Berkeley.  Mr. Lyons is a certified public accountant, and is a member of the American Institute of Certified Public Accountants (and a member of the Tax Section) and of the California Society of Public Accountants.

Mr. Frank Pegueros, Senior Vice President, Operations, age 55. Mr. Pegueros is responsible for negotiation of aircraft acquisitions and aircraft remarketing and sales, as well as drafting of contractual documents.  Mr. Pegueros joined JMC and the Company in 2007 and was previously in a variety of positions with United Airlines over a twenty-year period.  Initially as power plant engineer and finally as a senior aircraft sales executive, he was a member of the United's aircraft team responsible for aircraft acquisitions and sales as well as lender negotiations.  He is a graduate of Cal Poly State University with BS in Aeronautical Engineering.

Mr. Glenn Roberts, Vice President, Controller, age 50.  Mr. Roberts is responsible for financial accounting and analysis.  Mr. Roberts joined JMC in 1994 and the Company in 1997.  He has been employed by affiliates of the Company since 1989 in various capacities of increasing responsibility.

Mr. Christopher B. Tigno, General Counsel, age 53.  Mr. Tigno is responsible for all legal matters of the Company and JMC and its related companies, including supervision of outside counsel, documentation of aircraft asset acquisition transactions and corporate and securities matters.  He has also served as General Counsel of Structured Funding, Inc. since 2005 and of CMA since 1996.  He joined the Company in 1997 and joined JMC and CMA in 1996.  He was also Senior Counsel with the law firm of Wilson, Ryan & Campilongo from 1992 to 1996, and prior to that was associated with the law firm of Fenwick & West from 1988 to 1992 and the law firm of Morrison & Foerster from 1986 to 1988.  Mr. Tigno received his Juris Doctor Degree from the University of California at Berkeley, Boalt Hall School of Law, and was admitted to the California Bar in 1986.  He also holds a Bachelor's Degree in Chemical Engineering from Stanford University.

Executive Compensation

Because the Company receives management services from JMC, the Company has no employees and does not pay any compensation to its executive officers.  Instead, the executive officers of the Company are compensated in their capacities as employees of JMC.  The executive officers of the Company do not receive any compensation from JetFleet Holding Corp (“JHC”).  JMC is an at-will employer, and none of the Company’s current executive officers has an employment agreement with JMC.  The compensation paid by JMC to the Company’s executive officers consists solely of base salary plus bonus payments.  Mr. Neal Crispin, in his capacity as President of JMC, has sole discretion in determining annual salary and bonus payments for the JMC officers and employees, including his own salary and bonus.

The following table sets forth certain information for the fiscal years ending December 31, 2014 and December 31, 2013, concerning compensation paid by JMC to the Company’s executive officers who were serving as such at December 31, 2014:

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary($)	Bonus($)	All OtherCompensation($)	Total($)
Neal D. Crispin,	2014	1	0	0	1
President & Chairman	2013	1	0	0	1
Toni M. Perazzo,	2014	310,000	170,000	0	480,000
CFO, Treasurer, SeniorVP - Finance & Secretary	2013	310,000	0	0	310,000

JMC is a wholly-owned subsidiary of JHC.  Ms. Perazzo and Mr. Crispin, collectively, own or control approximately 56% of the outstanding shares of stock of JHC, and thus have an indirect ownership interest in JMC of approximately 56%.  As noted above, neither Ms. Perazzo nor Mr. Crispin receives any compensation from JHC, and JHC did not pay any dividends to its stockholders during either 2014 or 2013.  The Company paid management fees, acquisition fees and remarketing expense reimbursements to JMC of $6,028,900 and $5,757,600 during 2014 and 2013, respectively.  As a result of their indirect ownership interest in JMC, Ms. Perazzo and Mr. Crispin had an indirect interest in approximately 56% of these management fees, acquisition fees, and remarketing expense reimbursements, or $3,376,184 and $3,224,256 in 2014 and 2013, respectively. Although neither Ms. Perazzo nor Mr. Crispin received any compensation or dividends from JHC in 2014 or 2013, to the extent that the management fees, acquisition fees, and remarketing expense reimbursements paid by the Company to JMC in excess of JMC’s expenses in managing the Company’s portfolio enhance the value of JMC’s equity, and in turn the value of JHC’s equity, the payment by the Company of management fees to JMC indirectly enhances the value of Ms. Perazzo’s and Mr. Crispin’s ownership interest in JHC.

JMC Management Fee and Risk Management

Because the Company has no employees, it has no compensation policies or practices that are reasonably likely to have a material adverse effect on the Company.  However, the structure of the Company’s management fee arrangement with JMC may affect the Company’s risk exposure.  All decisions regarding acquisitions and disposal of assets from the Company’s portfolio are made by JMC.  All management fees, acquisition fees and remarketing expense reimbursements paid by the Company to JMC are paid pursuant to the Management Agreement.  JMC is paid an annual management fee pursuant to the Management Agreement equal to 3% of the net asset value of the Company’s portfolio.  JMC also receives acquisition fees pursuant to the Management Agreement of up to 4% of the first $5,000,000 of assets purchased in a single transaction by the Company and 3% of any excess over the first $5,000,000, as confirmed in correspondence between the Company and JMC that was approved by the Board of Directors and the independent directors voting separately on February 27, 2007.  Such correspondence confirmed the Company’s and JMC’s mutual intent and interpretation of the Management Agreement as memorializing their prior course of dealing and the historic payment of acquisition fees by the Company’s predecessors-in-interest (two limited partnerships that were the subject of the roll-up transaction that resulted in the formation of the Company).    JMC also is entitled, under the Management Agreement, to receive reimbursement of remarketing fees and expenses paid by it upon the re-lease or resale of an asset as the reimbursement of expenses incurred by JMC in the management of the Company’s portfolio.  Remarketing fees are typically paid to a remarketing agent upon consummation of an aircraft lease or sale by a lessor or seller to a purchaser or lessee that is located or identified by the remarketing agent, similar to the payment of a commission to a broker upon the lease or sale of real estate. Similar to real estate commissions, the amount of a remarketing fee is largely driven by competition among remarketing agents in the relevant market, and is usually a fixed percentage of the sale price or lease amount.  The Company merely reimburses JMC for the remarketing fees that JMC pays to remarketing agents, and does not pay JMC any markup or premium on such remarketing fee.  The Company does not pay any management fees, acquisition fees or remarketing expense reimbursements to JMC outside of the Management Agreement, and does not pay any such amounts to JHC.

Under this management fee structure, a larger volume of acquisitions generates acquisition fees and also increases the periodic management fee by increasing the size of the asset portfolio.  This management fee structure may create a situation where a decision by JMC for the Company to forego an asset acquisition transaction deemed to be an unacceptable business risk due to the lessee or the asset type is in conflict with JMC's own pecuniary interest, and conversely a situation where a decision by JMC for the Company to pursue an asset acquisition transaction that presents significant business risk due to the lessee or the asset type furthers JMC’s own pecuniary interest.  As a result, the management fee structure could act to incent greater risk-taking by JMC in asset acquisition decision-making.

The Company has established objective target guidelines for yields on acquired assets.  Further, the Board must approve any acquisition that involves a new asset type, and such approval must include the affirmative vote of a majority of the outside directors.  While the Company currently believes the foregoing are effective mitigating factors against undue compensation-incented risk-taking by JMC, there is no assurance that such mechanisms can entirely and effectively eliminate such risk.

The current Management Agreement has a term that expires on April 23, 2018.  The Management Agreement contains a provision that entitles the Company to unilaterally terminate the Management Agreement prior to its scheduled expiration.  If the Company exercises its right to unilaterally terminate the Management Agreement before its scheduled expiration, the Agreement requires the Company to pay JMC an early termination fee according to a formula as follows:

Payment Amount = A – ($1,000,000 x B)

Where:

A = $12,000,000 adjusted to reflect CPI inflation from April 23, 1998 to the date of early termination;

B = the number of years or portion thereof remaining in the term at the time of early termination.

By way of example, if the Management Agreement had been unilaterally terminated by the Company on February 1, 2015, using the formula, A = $17,333,169, and B = 4, and, thus, the early termination fee would have been $13,333,169 on that date.

Because a principal purpose of the Management Agreement is for JMC to manage the Company’s aircraft asset portfolio, the Management Agreement is deemed to have been breached and terminated by the Company, resulting in the obligation to pay an amount equal to the early termination fee described above, if the Company sells or disposes of 25% or more of its assets (based upon fair market value) in a transaction not recommended by JMC.  However, the Management Agreement does not automatically terminate upon, and does not require the Company to pay JMC any fee resulting from, a change in control of the Company, such as a merger, acquisition or consolidation of the Company with or by another entity that acquires a majority ownership interest in the Company.  The acquisition of the Company by way of a merger pursuant to which all of the outstanding stock of the Company is exchanged for cash would not result in the breach or termination of the Management Agreement.  As a result, the Company does not believe that the automatic termination or early termination fee provisions of the Management Agreement and their indirect interests in JMC present any conflict of interest for Ms. Perazzo or Mr. Crispin in the context of a proposal to acquire the Company, such as the proposal made and withdrawn by Beaumont.

The Company recognizes the potential conflicts of interest of Ms. Perazzo and Mr. Crispin in the Company’s dealings with JMC, regarding the Management Agreement and otherwise, as a result of their indirect ownership interests in JMC.  For example, Ms. Perazzo and Mr. Crispin’s indirect interests in any early termination fee payable by the Company to JMC would present a potential conflict of interest in the context of an early termination of the Management Agreement proposed by the Company.  As a result, (i) the independent directors (i.e., the members of the Board of Directors of the Company other than Ms. Perazzo and Mr. Crispin) meet regularly outside of the presence of Ms. Perazzo and Mr. Crispin and other members of the Company’s management to provide regular opportunities to discuss these potential conflicts of interest, and (ii) on matters involving the Company’s dealings with JMC, such dealings must be approved both by a majority vote of the entire board and by a majority vote of the independent directors.

Compensation Committee Interlocks And Insider Participation

Neal D. Crispin and Toni M. Perazzo are executive officers and directors of both the Company and JMC.  As described above under “Employee Compensation,” the Company receives management services from JMC and has no employees and does not pay any compensation to its executive officers.  The Company does not have a compensation committee because it has no employees.  None of the Company’s executive officers serves on a compensation committee (or any other committee of the board of directors performing similar functions), and there were no interlocks or insider participation between any member of the Board of Directors and any member of the board of directors or any compensation committee of another entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 1, 2015, by: (i) each person or entity that is known to the Company to own beneficially more than five percent of the outstanding shares of the Company's Common Stock; (ii) each director; and (iii) all directors and executive officers as a group.

Name, Position & Address	No. of Shares (1)	Percentage of Common Stock (2)
Neal D. Crispin Chairman of Board of Directors, President, and Principal Stockholder (3)(4)(6)	332,005	20.44%
Toni M. Perazzo Director, Sr. Vice President-Finance, Secretary and Principal Stockholder (3)(5)(6)	332,005	20.44%
Thomas W. Orr Director (3)	1,700	*
Evan M. Wallach Director (3)	100	*
Roy E. Hahn Director (3)	0	*
David P. Wilson Director (3)	0	*
All directors and executive officers as a group (5 persons)	333,805	20.55%
JetFleet Holding Corp. Principal Stockholder (7)	198,067	12.19%
Seabreeze Capital Management, LLC (8)	210,747	12.97%
Lee G. Beaumont (9)	150,450	9.26%
Whitebox Advisors, LLC (10)	81,224	5.00%
Dimensional Fund Advisors LP (11)	79,503	4.89%
----------------------------------

*  Less than 1%

Footnotes to Security Ownership:

(1)         Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.  Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after, March 1, 2015.

(2)         For purposes of calculating percentages, 1,624,481 shares were used as the total outstanding shares, consisting of 1,543,257 shares of outstanding Common Stock (excluding Company treasury stock) as of March 1, 2015, plus 81,224 shares issuable upon exercise of outstanding warrants exercisable on March 1, 2015, or within sixty (60) days thereafter.

(3)         The mailing address is c/o AeroCentury Corp., 1440 Chapin Avenue Suite 310, Burlingame, California 94010.

(4)         Includes 198,067 shares owned by JetFleet Management Corp., a wholly owned subsidiary of JetFleet Holding Corp., of which Mr. Crispin is an officer, director and/or principal shareholder; 60,869 shares indirectly held by The ARC Trust, an irrevocable trust, of which a dependent child of Mr. Crispin is beneficiary; and 60,869 shares beneficially owned by his spouse, Ms. Toni Perazzo, through the Stargate Trust.

(5)         Includes 198,067 shares owned by JetFleet Management Corp., a wholly owned subsidiary of JetFleet Holding Corp., of which Ms. Perazzo is an officer, director and/or principal shareholder and 60,869 shares held by Stargate Trust, an irrevocable trust, of which Ms. Perazzo is a beneficial owner, and 60,869 shares indirectly held by the ARC Trust, an irrevocable trust, of which a dependent child of Ms. Perazzo is the beneficiary.

(6)         The shares listed for Mr. Crispin and Ms. Perazzo represent the same shares, not separate lots of shares.  Mr. Crispin and Ms. Perazzo are deemed to be beneficial owner of all shares owned by the other.

(7)         Consists of 198,067 shares owned by a wholly owned subsidiary, JetFleet Management Corp.

(8)         Based solely on a Schedule 13G/A filed with the SEC on February 4, 2015, Seabreeze Capital Management, LLC has sole voting power and sole dispositive power with respect to 210,747 shares as of December 31, 2014.  Seabreeze Capital Management, LLC, 3511 Venture Drive, Huntington Beach, CA 92649.

(9)         Based solely on a Schedule 13D/A filed with the SEC on February 10, 2015, Lee G. Beaumont has sole voting power and sole dispositive power with respect to 150,450 shares as of February 6, 2015.  Lee G. Beaumont, 2090 Centro Street, East, Tiburon, CA 94920.

(10)         Based solely on a Schedule 13G filed with the SEC on February 14, 2012, Whitebox Advisors, LLC, its affiliates and affiliated funds, together, have shared voting power and dispositive power with respect to 81,224 shares of the Company’s Common Stock as of December 31, 2011.  Includes shares and warrants exercisable for shares owned by Whitebox Multi-Strategy Advisors, LLC, Whitebox Multi-Strategy Partners, L.P., Whitebox Multi-Strategy Fund, L.P., Whitebox Multi-Strategy Fund, Ltd., Whitebox Small Cap Long Short Equity Advisors, LLC, Whitebox Small Cap Long Short Equity Partners LP, Whitebox Small Cap Long Short Equity Fund LP, Whitebox Small Cap Long Short Equity Fund Ltd., Pandora Select Advisors, LLC; Pandora Select Partners, LP; Pandora Select Fund, LP; and Pandora Select Fund, Ltd. Whitebox Advisors, LLC, 3033 Excelsior Blvd. Ste. 300, Minneapolis, MN 55416.

(11)         Based solely on a Schedule 13G filed with the SEC on February 5, 2015, Dimensional Fund Advisors LP has sole voting power and sole dispositive power with respect to 79,503 shares as of December 31, 2014. According to the Schedule 13G, Dimensional Fund Advisors LP, as an investment adviser, furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (collectively referred to as the “Dimensional Funds”).  In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Fund.  In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may be deemed to be the beneficial owner of the shares of owned by the Dimensional Funds, but Dimensional and its subsidiaries disclaim beneficial ownership of such shares.  Dimensional Fund Advisors LP, Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

RELATED PARTY TRANSACTIONS

Management Agreement.  JMC acts as the management company for the Company under the Management Agreement, dated December 31, 1997, as amended on April 23, 1998, between JMC and the Company (the “Management Agreement”).  All management fees, acquisition fees and remarketing expense reimbursements paid by the Company to JMC are paid pursuant to the Management Agreement. The officers of the Company are also officers of JMC and two members of JMC’s Board of Directors are on the Board of Directors of the Company.  JMC is a wholly-owned subsidiary of JHC.  Ms. Perazzo and Mr. Crispin, collectively, own or control approximately 56% of the outstanding shares of stock of JHC, and thus have an indirect ownership interest in JMC of approximately 56%.  As a result of their indirect ownership interest in JMC, Ms. Perazzo and Mr. Crispin have an indirect interest in the management fees, acquisition fees and remarketing expense reimbursements paid by the Company to JMC.  Although neither Ms. Perazzo nor Mr. Crispin received any compensation or dividends from JHC in 2014 or 2013, to the extent that the management fees, acquisition fees and remarketing expense reimbursements paid by the Company to JMC, net of expenses incurred by JMC in management of the Company’s portfolio, enhance the value of JMC’s equity, and in turn the value of JHC’s equity, the payment by the Company of management fees to JMC indirectly enhances the value of Ms. Perazzo’s and Mr. Crispin’s ownership interest in JHC.

Under the Management Agreement, the Company pays a monthly management fee to JMC equal to 0.25% of the net book value of the Company’s assets as of the end of the month for which the fee is due.  In addition, JMC may receive an acquisition fee for locating assets for the Company and may also be reimbursed for third party remarketing fees and expenses paid in connection with the sale or re-lease of the Company’s assets.  The management fees, acquisition fees, and remarketing expenses may not exceed the customary and usual fees that would be paid to an unaffiliated party for such services.  During 2014 and 2013, the Company recognized as expense $3,864,900 and $4,369,300 respectively, of management fees payable to JMC. As a result of their indirect ownership interest in JMC, Ms. Perazzo and Mr. Crispin had an indirect interest in approximately 56% of these management fees, or $2,164,344 and $2,446,808 in 2014 and 2013, respectively. In connection with asset purchases during 2014 and 2013, the Company paid JMC a total of $2,100,000 and $799,000, respectively, in acquisition fees, which are included in the capitalized cost of the assets.  As a result of their indirect ownership interest in JMC, Ms. Perazzo and Mr. Crispin had an indirect interest in approximately 56% of these acquisition fees, or $1,176,000 and $447,440 in 2014 and 2013, respectively.  Remarketing expenses reimbursed to JMC were $64,000 and $589,300 in 2014 and 2013, respectively.   As a result of their indirect ownership interest in JMC, Ms. Perazzo and Mr. Crispin had an indirect interest in approximately 56% of these remarketing expense reimbursements, or $35,840 and $330,008 in 2014 and 2013, respectively.  Notwithstanding the foregoing indirect interest of Ms. Perazzo and Mr. Crispin in the management fees, acquisition fees and remarketing expenses paid by the Company to JMC, the payments listed in the Summary Compensation Table listed above comprises the only compensation received in 2013 and 2014 received by Ms. Perazzo and Mr. Crispin from JMC, JHC, and the Company.

On November, 1, 2014, to assist the Company and enable the Company to comply with certain financial covenants contained in its credit facility, JMC granted the Company a one-time permanent waiver of the management fee that would have been payable by the Company to JMC for the fourth quarter of 2014 amounting to approximately $1,200,000.

Office Space.  The Company maintains its principal office at the offices of JMC at 1440 Chapin Avenue, Suite 310, Burlingame, California 94010, without reimbursement to JMC.

16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that there was compliance for the fiscal year ended December 31, 2014 with all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners.

STOCKHOLDER PROPOSALS

Requirements for Stockholder Proposals to be Brought Before 2016 Annual Meeting of Stockholders (“2016 Annual Meeting”).  For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely for the 2016 Annual Meeting, notice of stockholder proposals must be delivered to, or mailed and received by, the Secretary of the Company at the principal executive offices of the Company between January 23, 2016, and February 22, 2016.  A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the number of shares of the Company’s Common Stock which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the Company's 2016 Annual Meeting must be received by the Company not later than December 9, 2015, in order to be considered for inclusion in the Company's proxy materials for that meeting.

ANNUAL REPORT ON FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, is available without charge to each person solicited by this Proxy Statement upon the written request of such person to Investor Relations, AeroCentury Corp., 1440 Chapin Avenue, Suite 310, Burlingame, California 94010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 7, 2014

The Notice of Annual Meeting, Proxy Statement, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 are available online at:

http://www.aerocentury.com/downloads.htm

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement, nor has it received any notice of any matter by the deadline prescribed by SEC Rule 14a-4(c).  Without limiting the Company’s ability to apply the advance notice provisions in its Amended and Restated Bylaws with respect to the procedures that must be followed for a matter to be properly presented at an annual meeting, if other matters should properly come before the meeting, the Proxy Holders will vote on such matters in accordance with their best judgment.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold.  YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE.  Stockholders of record who are present at the Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

/s/ Neal D. Crispin

Neal D. Crispin, President
April 8, 2015
Burlingame, California

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS
IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables (“Directors and Nominees” and “Officers and Employees”) set forth the name, principal business address and the present principal occupation or employment, and the name, principal business and address of any corporation or other organization in which their employment is carried on, of the Company’s directors, nominees, officers and employees who, under the rules of the Securities and Exchange Commission, are considered to be “participants” in the Company’s solicitation of proxies from its stockholders in connection with the 2015 Annual Meeting.

Directors and Nominees

The names and principal occupations of the Company’s directors and nominees who are considered “participants” in the Company’s solicitation are set forth under the section above titled “Proposal 1: Election of Directors” of this Proxy Statement.

The business address for all of the Company’s directors and nominees is: AeroCentury Corp., 1440 Chapin Avenue, Suite 310, Burlingame, California 94010, and the name and business addresses of the organization of employment of the Company’s directors and nominees are as follows:

Name	Business Address
Neal D. Crispin	1440 Chapin Avenue, Suite 310, Burlingame, California 94010
Roy E. Hahn	703 Market Street, Suite 300, San Francisco, California 94103
Thomas W. Orr	16 Locksly Lane, San Rafael, California 94901
Toni M. Perazzo	1440 Chapin Avenue, Suite 310, Burlingame, California 94010
Evan M. Wallach	150 West 87th Street, New York, New York, 10024
David P. Wilson	Retired

Officers and Employees

The principal occupations of the Company’s and JMC’s executive officers and employees who are considered “participants” in the Company’s solicitation of proxies are set forth below. The principal occupation refers to such person’s position with the Company, and the business address for each person is AeroCentury Corp., 1440 Chapin Avenue, Suite 310, Burlingame, California 94010.   As disclosed in the Proxy Statement, JMC is the management company for the Company, and Ms. Perazzo and Mr. Crispin are controlling shareholders and directors and officers of JMC.  Neither Ms. Perazzo nor Mr. Crispin receives any compensation from the Company or JetFleet Holding Corp.  The compensation received by Ms. Perazzo and Mr. Crispin from JMC is set forth in the Summary Compensation Table set forth in the Proxy Statement.

Name	Principal Occupation
Neal D. Crispin	Chairman of the Board and President
Toni M. Perazzo	Chief Financial Officer, Treasurer, Senior V.P. Finance and Secretary

A -1

Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of the Company’s common stock beneficially owned or held as of March 1, 2015 by the persons listed above under “Directors and Nominees” and “Officers and Employees,” are set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” of this Proxy Statement. Except as noted in that section, to our knowledge each of these persons has sole voting and investment power with respect to the securities they hold, other than any property rights of spouses

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth all transactions that may be deemed purchases and sales of shares of our common stock by the individuals who are considered “participants” during the past two years, and by JetFleet Holding Corp., which is an affiliate of Mr. Crispin and Ms. Perazzo. Except as described in this Proxy Statement, shares of the Company’s common stock owned of record by each participant are also beneficially owned by such participant. Unless otherwise indicated, all transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Participant	Date	Purchase (Sale)*
Toni M. Perazzo	03/05/2015 03/06/2015 03/10/2015	Purchase 7,500 shares Purchase 2,000 shares Purchase 5,100 shares
Evan M. Wallach	03/12/2015	Purchase 70 shares
JetFleet Holding Corp.	3/11/2015 3/12/2015 3/13/2015	Purchase 4,305 shares Purchase 3,904 shares Purchase 7,600 shares

A -2

Miscellaneous Information Regarding Participants

Except as disclosed in this Appendix A or the Proxy Statement, none of the participants (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries, (ii) has purchased or sold any of such securities within the past two years or (iii) is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any such securities. Except as disclosed in this Appendix A or the Proxy Statement, none of the participants’ associates beneficially owns, directly or indirectly, any of the Company’s securities. Other than as disclosed in this Appendix A or the Proxy Statement, neither the Company nor any of the participants has any substantial interests, direct or indirect, by security holding or otherwise, in any matter to be acted upon at the 2015 Annual Meeting or is or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option agreements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies. Except as disclosed in this Appendix A or the Proxy Statement, none of the Company, the participants or any of their associates has had or will have a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Other than as set forth in this Appendix A or the Proxy Statement, neither the Company, nor any of the participants nor or any of their associates has any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party.